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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     January 1, 2005

                               PICO Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

                California               10-18786              94-2723335
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     (State or other jurisdiction       (Commission          (IRS Employer
           of incorporation)            File Number)        Identification No.)

        875 Prospect Street, Suite 301, La Jolla, California         92037
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            (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code      (858) 456-6022

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 REGISTRANT'S BUSINESS OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following annual incentive plans which the Securities and Exchange Commission may deem to be material definitive agreements:

Executive Bonus Agreements

The Board of Directors of the Company retained an independent compensation expert, William M. Mercer, Incorporated ("Mercer") in 1996. Mercer conducted an analysis of marketplace executive compensation levels. The scope of Mercer's study covered the Company's Chairman and President and Chief Executive Officer. The objectives of Mercer's study were as follows:

- Analyze the scope, responsibilities and skill requirements of the jobs performed by Messrs. Langley and Hart and compare and contrast to comparable benchmark executive positions found in the marketplace.

- Develop an appropriate methodology for selecting comparable benchmark jobs, industry categories and a peer group of companies comparable to the Company in terms of business focus, industry classification and size; and competing for senior executives with the skills, expertise and talent demonstrated by the Company's top two executives.

- For the appropriate benchmark jobs, industry category and peer company group, collect information on marketplace compensation levels and practices from compensation surveys and peer company proxy statements. The companies included in the peer company group are not necessarily those included in the Nasdaq Insurance Stock Index. Determine the most relevant marketplace compensation levels and to compare actual Company compensation levels.

- Develop alternate approaches for structuring the total compensation package for the Company's top two executives, in terms of compensation elements to be used, the mix of total pay and how short and long term incentive compensation might be structured to accurately reflect performance.

Mercer's study recommended to the Compensation Committee a compensation strategy with the following objectives:

      -     To provide a total compensation package that:

            - is competitive with market rates for executives with similar skill, talent and job requirements.

            - is closely linked to the Company's strategy and the role of covered executives in building shareholder value through growing the book value and, ultimately, the market value of the Company.

      -     To retain critical executive talent by:

            - providing a reasonable and competitive level of current income (cash flow).

            - providing for loss of future incentive opportunity if an executive terminates employment before unrealized investment gains are realized.

      -     To link executive rewards to shareholder interests by:

            - tying incentive awards to growth in book value which ultimately translates into increased market price per share (as investments are liquidated for gains, and Company grows earnings).

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Mercer's recommendation was approved by the Compensation Committee and the Board of Directors and Employment Agreements were entered into on December 31, 1997 with Ronald Langley, Chairman and John R. Hart, President and CEO. These Employment Agreements were renewed on January 1, 2002 with Mr. Langley and Mr. Hart, as approved on July 25, 2001 by the Compensation Committee, which was comprised entirely of independent directors, and by the Board of Directors on October 11, 2001. The only material difference between the December 31, 1997 Employment Agreements and the January 1, 2002 Employment Agreements was that the fixed base compensation is now subject to annual adjustment in January of each year in the same percentage applicable to the Company's other staff members in an amount deemed adequate to provide for inflation, cost of living, and merit increases based on the Consumer Price Index and major compensation studies. This information has been made available to the Company's shareholders in all of the Company's Proxy Statements since 1997.

The two Employment Agreements entered into on January 1, 2002 with Mr. Langley and Mr. Hart are identical in all material respects and each provides for base compensation at a fixed rate and an annual incentive award. Each Employment Agreement provides for an annual incentive award based on growth of book value per share in a given fiscal year. Awards are earned when the Company's percentage increase in book value per share for a given fiscal year exceeds a pre-determined threshold (80% of the S&P 500's annualized total return for the five previous calendar years including the given fiscal year). In that event the incentive award under each contract would be equal to 5% of the increase in book value per share multiplied by the number of the Company's shares outstanding at the beginning of the fiscal year. In addition to the annual incentive plan, each agreement includes the following terms: (1) The effective date is January 1, 2002; (2) the contracts are for a period of four years; (3) base salary is $800,000 annually, subject to annual adjustment in January of each year in the same percentage applicable to the Company's other staff members in an amount deemed adequate to provide for inflation, cost of living, and merit increases based on the Consumer Price Index and major compensation studies; and (4) each provides that the employee will be subject to the standard employee benefit package made available to all employees of the Company.

The agreements also provide that if the employee is terminated without cause on or after January 1, 2003 and prior to December 31, 2005, the employee shall be paid a lump sum of $2.4 million minus the amount paid to the employee as base salary after January 1, 2003 to the date of termination. In addition, the employee shall be paid the pro rata portion of any annual incentive award payable to the employee for the year in which the employee was terminated.

These employment agreements also include a change in control clause providing that if there was a change in control before January 1, 2004, the Company was required to immediately pay each employee a total lump sum of $2.4 million and an amount equal to three times the highest annual bonus paid to the employee in the last three years. These change in control clauses expired on January 1, 2004. The Employment Agreements for Mr. Langley and Mr. Hart have been attached hereto as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

Four additional executive officers of the Company participate in an incentive award plan. These four executive officers only become eligible for an incentive award if Mr. Langley and Mr. Hart receive an incentive award pursuant to their January 1, 2002 Employment Agreements. The participation of these four executive officers in the above-described incentive award program is wholly in the discretion of the Company's Chairman and President and Chief Executive Officer, with approval by the Compensation Committee. The incentive award, if any, paid to the four additional executive officers is calculated utilizing the bonus to salary percentage of Mr. Langley and Mr. Hart; that percentage is then applied to the salaries of Richard H. Sharpe and Maxim C. W. Webb. The same percentage is applied to 50% of the salary of W. Raymond Webb and John T. Perri. The four executive officers are: Richard H. Sharpe, Chief Operating Officer, Maxim C. W. Webb, Chief Financial Officer and Treasurer, W. Raymond Webb, Vice President, Investments, and John T. Perri, Vice President, Controller.

Bonus Plans

Effective September 15, 2003 for calendar year 2003 two indirect subsidiaries of the Company (Nevada Land and Resource Company, LLC and Vidler Water Company, Inc.) entered into Bonus Plans with two employees and officers of the two subsidiaries: Dorothy A. Timian-Palmer, Chief Operating Officer and Stephen D. Hartman, Treasurer. Each Bonus Plan provides for an annual bonus as follows:

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The calculation to determine the bonus will be performed after the close of each calendar year upon the final closing of the financial records during the first quarter of the following year, and will be based on a consolidated basis of the results of Nevada Land and Resource Company, LLC ("NLRC") and Vidler Water Company, Inc. ("Vidler").

The amount of the bonus will be calculated as 2% of the combined net income of NLRC and Vidler, prior to taxes and inter-company interest expense, for a given calendar year.

In the event an interest in Vidler or NLRC is sold to a non-affiliated third party, the bonus will be calculated as 2% of the gain in PICO's book value resulting from the sale transaction.

Every effort will be made to finance Vidler and NLRC's transactions from the funds of Vidler and NLRC prior to obtaining financing from PICO Holdings, Inc. PICO Holdings, Inc. reserves the right to dividend out earnings or repay/increase intercompany financing to PICO Holdings, Inc. at PICO Holdings, Inc.'s discretion.

In the event that the bonus amount, as calculated, is negative no bonus compensation will be payable. Any negative balance will not accrue forward to the following year, as each year will be valued on an individual year-by-year basis.

Mr. Hartman's Bonus Plan also provides that the subsidiaries will annually pay for a life insurance policy on his life in the face amount of $500,000.00.

Both Bonus Plans provide that if the employee's employment is terminated without cause or if the employee's position is eliminated, the amount of bonus due to employee will be determined by means of a pro rata calculation based on that quarter's financial statements. The Bonus Plans also provide that the bonus amount will include the financial impact of all pending transactions which are completed prior to December 31 of year in which termination occurs or the employee's position is eliminated.

Both Bonus Plans provide that if the employee's termination is for cause, or if the employee voluntarily terminates employment, the employee shall not have any right to a bonus otherwise payable under the Bonus Plan.

Each Bonus Plan automatically renews for one-year periods in January 1, unless the subsidiaries have given written notice to the employee ten days before the end of the calendar year that the Bonus Plan is being terminated. The Bonus Plans for Dorothy A. Timian-Palmer and Stephen D. Hartman have been attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

2005 Named Executive Officer Salaries

The following table sets forth the annual base salary levels for the 2004 and 2005 of the Company's Named Executive Officers (which officers were determined by reference to the Company's proxy statement dated May 28, 2004):

             NAME AND POSITION                   YEAR         BASE SALARY
             -----------------                   ----         -----------
Ronald Langley                                   2005          $932,988
Chairman                                         2004          $908,460

John R. Hart                                     2005          $932,988
President and Chief Executive Officer            2004          $908,460

Richard H. Sharpe                                2005          $295,265
Chief Operating Officer                          2004          $283,909

Maxim C. W. Webb                                 2005          $204,599
Chief Financial Officer And Treasurer            2004          $196,730

W. Raymond Webb                                  2005          $160,680
Vice President, Investments                      2004          $154,500

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PICO HOLDINGS, INC.

Date: February 25, 2005                    By: /s/ Maxim C. W. Webb
                                               -----------------------------
                                           Maxim C. W. Webb
                                           Chief Financial Officer and Treasurer

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                                 EXHIBITS INDEX

 Exhibit Number     Description
---------------     -----------
      10.2          Employment Agreement of Ronald Langley

      10.3          Employment Agreement of John R. Hart

      10.4          Bonus Plan of Dorothy A. Timian-Palmer

      10.5          Bonus Plan of Stephen D. Hartman

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